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EXHIBIT (j)(2)

                          Consent of Deloitte & Touche
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 39 to Registration Statement File No. 33-12608, on Form N-1A of our report dated September 17, 2003 appearing in the July 31, 2003 Annual Report to Shareholders for the HighMark Funds and to the references to us under the heading "Financial Highlights" in their Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information, all of which are a part of such Registration Statement.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
November 24, 2003
Los Angeles, California